Exhibit 10.1

AMENDMENT NO. 1 TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of June 24, 2016, to the Trust Agreement (as defined below) is made by and among Garnero Group Acquisition Company, a Cayman Islands company (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of June 25, 2014 (the “Trust Agreement”); and

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at an extraordinary general meeting of shareholders of the Company (the “Meeting”) held on June 23, 2016, the Company shareholders approved (i) a proposal (the “Extension Proposal”) to amend the Company’s amended and restated memorandum and articles of association to extend the date by which GGAC must consummate a business combination to July 22, 2016 (the “Extended Amendment”), and (ii) a proposal (the “Conversion Proposal”) to amend the Company’s amended and restated memorandum and articles of association to allow the holders of the Company’s ordinary shares issued in the IPO (the “Public Shares”) to elect to convert their Public Shares into their pro rata portion of the funds held in the Trust Account if the Extension Amendment is implemented, such conversion of shares to be accomplished by means of a repurchase under Cayman Islands law (the “Conversion Amendment”).

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Section 1(i) of the Agreement is hereby amended by deleting the existing Section 1(i) in its entirety and replacing it with the following:

(i)           Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, affirmed by counsel for the Company and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by EBC, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the date set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.

2.            A new Section 1(j) of the Agreement is hereby added as follows:

(j)          Effect conversions of shares held by Public Shareholders (the “Converting Shareholders”) that properly sought conversion of such shares at an Extraordinary General Meeting of Shareholders and tendered such shares to the Trustee prior to the vote at such meeting (“Tendered Shares”), at a per share conversion price as set forth in the Conversion Letter (as defined below), by liquidating a sufficient portion of the Trust Account to pay the aggregate amount for the Tendered Shares and distributing such amount to the Converting Shareholders, only after and promptly after receipt of, and only in accordance with, the terms of a letter (the “Conversion Letter”), in a form substantially similar to that attached hereto as Exhibit E hereto, signed on behalf of the Company by its Chief Executive Officer, President or Chairman of the Board of Directors and Secretary or Assistant Secretary.

3.            The first sentence of Section 3(b) of the Agreement is hereby amended by deleting the existing sentence in its entirety and replacing it with the following:

Subject to the provisions of Sections 5 and 7(g) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, including any claim arising from any amendment of this Agreement, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct.

4.            Section 7(c) of the Agreement is hereby amended by deleting the existing Section 7(c) in its entirety and replacing it with the following:

(c)           This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of EBC. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

5.            A new Exhibit E attached hereto is hereby added to the Agreement immediately following Exhibit D of the Agreement.

6.            All other provisions of the Agreement shall remain unaffected by the terms hereof.

7.             This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

8.             This Amendment is intended to be in full compliance with the requirements for an Amendment to the Agreement as required by Section 7(c) of the Agreement, and every defect in fulfilling such requirements for an effective amendment to the Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

9.              In connection with Section 5-1401 of the General Obligations Law of the State of New York, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

GARNERO GROUP ACQUISITION COMPANY

By:	/s/ Mario Garnero
Name: Mario Garnero
Title: Chairman

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Francis E. Wolf
Name: Francis E. Wolf
Title: Vice President

Acknowledged and agreed:

EARLYBIRDCAPITAL, INC.

By:  /s/ Steven Levine_______________

Name: Steven Levine

Title:   CEO

Exhibit E

[Letterhead of Company]

_______________, 2015

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Frank DiPaolo

Re: Trust Account No.           – Disbursal Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Garnero Group Acquisition Company (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of June 25, 2014, as amended by Amendment No. 1 thereto dated as of June 24, 2016 (‘Trust Agreement”), this is to advise you that the Company has held an extraordinary general meeting of shareholders pursuant to which the holders of _______ Tendered Shares have properly sought to convert such shares into cash as further described in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate such investments in the Trust Account as shall be required to effect the conversion of the Tendered Shares at a conversion price of $___ per share, and promptly convert those shares into cash as described in the Trust Agreement. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Company’s amended and restated memorandum and articles of association, as amended, and you shall oversee the distribution of the funds.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Trust Agreement.

Very truly yours,

GARNERO GROUP ACQUISITION COMPANY

By:
Name: Mario Garnero
Title: Chairman of the Board

By:
Name: Javier Martin Riva
Title: Secretary

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